SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          NEVADA GOLD & CASINOS, INC.
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                           NEVADA GOLD & CASINOS, INC.

                         3040 POST OAK BLVD., SUITE 675
                              HOUSTON, TEXAS 77056

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                 TO BE HELD MONDAY, MARCH 24, 1997 AT 2:30 P.M.

                           AT THE J. W. MARRIOTT HOTEL

                                 5150 WESTHEIMER

                              HOUSTON, TEXAS 77056

To the Stockholders of Nevada Gold & Casinos, Inc.:

The Annual Meeting of Stockholders of Nevada Gold & Casinos, Inc., will be held for the following purposes:

1. To elect four Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

2. To ratify the selection of Arthur Andersen LLP, as auditors-of-record for the 1996 fiscal year, ending March 31, 1997.

3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments, thereof.

Stockholders-of-record at the close of business on February 24, 1997, will be entitled to notice of, and to vote at, this meeting.

You are cordially invited to attend this meeting. However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute, and mail promptly the enclosed proxy in the enclosed envelope.

                                         By the order of the Board of Directors.

                                         David K. McCaleb
                                         Secretary

Houston, Texas

February 24, 1997

THIS PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                           NEVADA GOLD & CASINOS, INC.

                         3040 POST OAK BLVD., SUITE 675
                              HOUSTON, TEXAS 77056
                          (PRINCIPAL EXECUTIVE OFFICE)

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement which is first being mailed to stockholders on or about Monday, February 24, 1997, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Nevada Gold & Casinos, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the J. W. Marriott Hotel, 5150 Westheimer, Houston, Texas, 77056, telephone number (713) 961-1500 on Monday, March 24, 1997, at 2:30 P.M., Local Time, and at any and all adjournments, thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying, in writing, the Secretary of the Company, 3040 Post Oak Boulevard, Suite 675, Houston, Texas, 77056, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified herein. Where no choice is specified, proxies will be voted FOR the matters specified in the Notice of Annual Meeting of Stockholders. Abstentions and broker non-votes will not be counted as votes either in favor of, or against, the matter, with respect to which the abstention or broker no-vote relates; however, with respect to any proposal other than the election of Directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

Only stockholders-of-record at the close of business on Monday, February 24, 1997, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock issued and outstanding on such record date is entitled to one vote. As of February 24, 1997, the Company had outstanding 8,316,357 shares of common stock.

                              COST OF SOLICITATION

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY. The cost of soliciting proxies on the accompanying form will be paid by the Company. The Company will reimburse brokers, dealers, banks, and trustees, or their nomiees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock. Management will respond to stockholder's questions at the Annual Meeting.

ANNUAL  REPORT

The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Stockholder Relations, at 3040 Post Oak Blvd., Suite 675, Houston, Texas, 77056. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses, incurred by the Company in furnishing such exhibits.

The Company has incorporated, by reference, a portion of its Annual Report on Form 10-K for the fiscal year, ended March 31, 1996.

                                     ITEM 1

                              ELECTION OF DIRECTORS

Pursuant to the by-laws of the Company, the Board of Directors has set the number of Directors for the ensuing year at four, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable to serve as a Director at the time of the meeting, the persons named as proxies, therein, will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named, herein, unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors, at a meeting of stockholders at which a quorum is present.

Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Messrs. Winn, Burkett, and Jayroe, are presently members of the Board of Directors. Each Director and nominee Hubert T. Wen have agreed to serve, if elected.

H. THOMAS WINN, 56, Mr. Winn has been the Chairman, CEO, and President of Nevada Gold & Casinos, Inc., since January, 1994. He has also been a Director since 1994. As President of Aaminex Capital Corporation, he was responsible for the merger of the Colorado property into Pacific Gold Corporation (now Nevada Gold & Casinos, Inc.). Mr. Winn has served as Chairman of Aaminex Capital Corporation since 1983, and as President and CEO, all but two of these years. Aaminex Capital Corporation is a financial consulting and venture capital firm, involved in real estate, mining, and environmental activities. Mr. Winn has formed numerous investment limited partnerships, and capital formation ventures, which range from the motion pictures, to commercial real estate and mining projects.

PAUL J. BURKETT, 75, Mr. Burkett, was instrumental in the acquisiton of the Colorado properties, and Past-President of Pacific Gold Corporation for seven years prior to the name change. He is now a Director of Nevada Gold & Casinos, Inc. Mr. Burkett has been involved in the mining industry for over 40 years. He has also served on the Board of Directors of Aaminex Capital Corporation for 13 years. His business for the past five years has concentrated on independent mining and real estate ventures. He is one of the largest individual stockholders in the Company, and has continually assisted the Company in locating capital, seeking gaming opportunities, and introducing potential joint-venture partners.

WILLIAM G. JAYROE, 40, Mr. Jayroe has nearly two decades of technology development, sales and management expertise in the petrochemical field. He began his career with a "Fortune 500" global oilfield service company and left to begin his own company, Turbeco, Inc., which was acquired by Flotek Industries, Inc., in late 1993. Mr. Jayroe is currently President and CEO of Flotek Industries, Inc., (a public company), which is the parent corporation of USA Petrovalve, Inc. and Turbeco, Inc.

HUBERT T. WEN, 38, Director Nominee. Mr. Wen is President of Tempest, Inc., an apartment investor, based in Houston, Texas, and is currently as associate with the Grubb & Ellis Company. Mr. Wen has extensive and diverse experience in the real estate industry, ranging from residential property investment and development to high-rise Class A commercial office building management and leasing. Mr. Wen received a Bachelor of Science degree in Business, Economics, and Mathematics from Carnegie-Mellon University.

DIRECTORS COMPENSATION. Non-employee Directors of the Company receive $500.00 per Board Meeting attended and are reimbursed for reasonable travel expenses. Non-employee Directors of the Company receive $250.00 for attending Committee Meetings. Directors who are also employees of the Company do not receive separate compensation for their services as a Director.

COMMITTEES OF THE BOARD AND ATTENDANCE

The Board of Directors of the Company presently has the following standing committees:

     (A) THE AUDIT COMMITTEE, currently comprised of Messrs. Jayroe and Holabird. The Audit Committee, which held one meeting during the Company's last fiscal year, is authorized to nominate the Company's independent auditors, and to review with the independent auditors the scope and results of the audit engagement.

     (B) COMPENSATION COMMITTEE, currently comprised of Messrs. Burkett and Holabird. The Compensation Committee, which held one meeting during the Company's last fiscal year, recommends compensation levels for Executive Officers of the Company, and is authorized to consider, and make grants of options pursuant to the Consultant and Employee Stock Option Plan, and the Non-Qualified Stock Option Plan and to administer such plans.

     (C) TECHNICAL COMMITTEE, currently comprised of Messrs. Burkett, Holabird, and Winn. The Technical Committee which held one meeting during the Company's last fiscal year, is responsible for mining, and real property activities of the Company.

Six Directors Meetings were held during the last fiscal year. Each acting incumbent attended at least 75% of meetings, either in person or by telephone conference calls.

The Company does not have a Directors Nominating Committee, such function being reserved to the entire Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above.

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

     Name                      Age      Capacity
--------------------------------------------------------------------------------
     H. Thomas Winn (1)        56       President

     Elizabeth A. Woods        48       Treasurer/CFO

     David K. McCaleb          34       Secretary

     Paul J. Burkett (1)       75       Vice President in Charge of Mining
--------------------------------------------------------------------------------
(1) Biographical information, with respect to this Officer, was previously described in Item 1.

ELIZABETH A. WOODS (age 48). Mrs. Woods joined the company, as Treasurer/CFO in November 1996, and was previously with Post Oak Bank in Houston for 13 years, which she served as Senior Vice President and Controller.

DAVID K. MCCALEB (age 34). Mr. McCaleb has been with the Company since 1993, and served as Treasurer since 1994 and Secretary of the Company since 1995. For the prior two years, he operated McCaleb & Associates, a Houston-based accounting and consulting firm. Previously, Mr. McCaleb spent five years in the banking industry. He received a Bachelor of Science degree in Finance from the University of Houston, 1992. Mr. Winn is the father-in-law of Mr. McCaleb. There is no other family relationship between any present Executive Officers, Directors and Director Nominees.

REPORTS

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and has established a compliance program with respect to the reporting obligations of the Company's officers, directors, and holders of 10% or more of the Company's equity securities, (collectively hereinafter referred to as "Reporting Persons") under the Exchange Act. To date, such Reporting Persons have filed the approprate Form 5s, which will include transactions and/or events that otherwise should have been reported on previous Forms 3 and 4. The Reporting Persons who did not make such filings on a timely basis for the period ending December 31, 1996, and the number of such filings include the following:

     REPORTING PERSONS             NUMBER OF TRANSACTIONS      # OF LATE REPORTS
     -----------------             ----------------------      -----------------

     Winstock Mining Corporation (US)       3                         3

     Clay County Holdings, Inc.            11                         5

     William G. Jayroe                      1                         1

     H. Thomas Winn                         2                         2

     Paul J. Burkett                        2                         2

     Fred N. Holabird                       2                         2

     Aaminex Capital Corporation           11                         5


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 24, 1997 with respect to beneficial ownership of the outstanding common stock by (i) those stockholders known to the Company (whose address is shown), that are the beneficial owners of 5% or more of the Company's outstanding voting stock (ii) each Director of the Company, (iii) all named Executive Officers, and (iv) all Directors and Officers, as a group.

The outstanding voting securities of the Company (entitled to one vote per share) is 8,316,357 shares of common stock (as of the record date), in which stock, the entire voting power of the Company is lodged. The record date for the determination of shareholders entitled to notice of, and to vote at, this meeting is February 24, 1997. Pursuant to the bylaws of the Company, cumulative voting is not allowed.

     Name and Address of                        Number of Shares        Percent
     Beneficial Owner                          Beneficially Owned      of  Class
     -------------------                       ------------------      ---------
Winstock Mining Corporation (U.S)                     1,669,580          20.1 %
1506 - 2008 Fullerton Avenue
North Vancouver, British Columbia  V7P 3G7

H. Thomas Winn (1)                                    1,532,898          18.4 %
3040 Post Oak Blvd., Suite 675
Houston, Texas 77056

David K. McCaleb (2)                                  3,096,074          37.2 %
3040 Post Oak Blvd., Suite 675
Houston, Texas 77056

Paul J. Burkett (3)                                     277,526         3.3 %
P.O. Box 761
Goldfield, Nevada 89013

Hubert T. Wen (4)                                        60,000          .7 %
10930 Long Shadow Lane
Houston, Texas 77024

William G. Jayroe (5)                                    18,752          .2 %
7030 Empire Central Drive
Houston, Texas 77040

Aaminex Capital Corporation (1)                       1,514,564        18.2 %
3040 Post Oak Blvd., Suite 675
Houston, Texas 77056

Clay County Holdings, Inc. (2)                        3,095,824        37.2 %
3040 Post Oak Blvd., Inc.
Houston, Texas 77056

All Directors and Officers                            4,985,250        59.9 %
 as a group (5 persons)
--------------------------------------------------------------------------------
 (1) Except for options to purchase 18,334 shares, all of the shares listed are controlled directly or indirectly through Aaminex Capital Corporation, of which
H. Thomas Winn is President. 1,333,333 of these shares are the subject of an option agreement to exercise the shares held by Winstock Mining Corporation (U.S.). As long as the option remains contingent and unexercised, Mr. Winn exercises no voting or investment power, with respect to the shares subject to the options. The shares listed are the same shares owned by Winstock Mining Corporation (U.S.). The information in this table shall not be construed as a statement that Mr. Winn is the beneficial owner of the securities covered by the statement for purposes of Section 13(d) or 13(g) of the Securities Act of 1933.

(2) Mr. McCaleb, the Secretary of the Company, is also the President of Clay County Holdings, Inc. Except for 250 shares owned personally by Mr. McCaleb, the shares indicated are the shares held by Clay County Holdings, Inc. as set forth above in the table of Beneficial Owners. Mr. McCaleb is also the son-in-law of
H. Thomas Winn, the President of the Company.

(3) Included in Mr. Burkett's beneficial ownership are options to purchase 18,334 shares.

(4) Included in Mr. Wen's beneficial ownership are options to purchase 5,000 shares.

(5) Included in Mr. Jayroe's beneficial ownership are options to purchase 12,084 shares.

                             EXECUTIVE COMPENSATION

The following table sets forth the information, with respect to the Chief Executive Officer and other Officers of the Company who received total annual salary and bonus for the fiscal year, ended March 31, 1996, in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                               LONG - TERM
                               ANNUAL  COMPENSATION            COMPENSATION
                            -----------------------------  ---------------------
NAME AND PRINCIPAL  FISCAL                OTHER  ANNUAL              ALL OTHER
    POSITION         YEAR   SALARY BONUS COMPENSATION (1)  OPTIONS  COMPENSATION
--------------------------------------------------------------------------------
H. Thomas Winn,      1995     -      -          -          18,334        --
President            1994     -      -          -            --          --
                     1993     -      -          -            --          --
------------
(1) Mr. Winn did not receive prerequisites or other personal benefits, securities, or property, valued in excess of 10% of the total of the reported annual salary and bonus.

The Company does not have any pension plans.

                            STOCK PERFORMANCE GRAPH

The stock performance graph set forth below compares the price of the common stock for the period of January 1996 through January 1997, with cumulative total return on the NASDAQ Bulletin Board and a peer group index over the same period. The company's common stock is quoted on the NASDAQ Bulletin Board under the symbol NGCS. There are approximately 3,000 stockholders to date. The company has never paid any dividends with respect to common stock.

Nevada Gold vs. The Chicago Board of
Options Exchange Gaming Index*

NGCI SHARE VS. RELATIVE VALUE GAX

                             JAN. 1996 - JAN. 1997

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                           GAX          NGCI
                          -----         -----
              1-Jan       6.540         4.500                2.180
             26-Jan       6.960         3.941                2.320
             23-Feb       7.440         6.000                2.480
             22-Mar       7.980         6.188                2.660
             19-Apr       9.120         5.250                3.040
             17-May       9.600         4.313                3.200
             14-Jun       9.840         4.875                3.280
             12-Jul       8.160         3.938                2.720
              9-Aug       7.800         6.000                2.600
              6-Sep       7.620         6.469                2.540
              4-Oct       7.800         4.870                2.600
              1-Nov       6.930         4.500                2.310
             29-Nov       6.960         4.000                2.320
             27-Dec       6.660         3.125                2.220

*CBOE GAMING INDEX (GAX)
Argosy Gaming Co., Aztar Corp., Circus Circus, Grand Casinos, Harrah's Entertainment, International Gaming Technology, Jackpot Enterprises Inc., MGM Grand Inc., Mirage Resorts, Players International Inc., Primadonna Resorts, Rio Hotel & Casino, Showboat Inc., Station Casinos, Trump Hotels

                              CERTAIN TRANSACTIONS

The Company has loaned money to BSH, Inc., amounting to $381,811.00 as of March 31, 1996 at a rate of 10% per annum. The President of the Company, also serves as the Secretary of BSH, Inc. BSH, Inc., rendered services associated with an environmental cleanup. The note is secured by property contiguous to the Gold Mountain project, which the Company has an option to purchase.

                                     ITEM 2
                      RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Arthur Andersen LLP, as independent auditors for the Company, for the fiscal year, ending March 31, 1997. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Annual Meeting.

The engagement of Arthur Andersen LLP, for audit services has been approved by the Board of Directors. In the event the appointment of Arthur Andersen LLP, as independent auditors for the fiscal year, 1996, is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for fiscal year, 1996, will be permitted to stand unless the Board finds other good reason for making a change.

The Board of Directors unanimously recommends a vote for Item 2.

                                  OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons, named in the enclosed form of proxy, to vote in accordance with their best judgement on such matter.

                              STOCKHOLDER PROPOSALS

Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company, not later than March 1, 1997. Direct any proposal to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                        By Order of the Board of Directors

                                        David K. McCaleb
                                        Secretary

February 24, 1997
Houston, Texas

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
NEVADA GOLD & CASINOS, INC.
ANNUAL MEETING OF STOCKHOLDERS

MARCH 24, 1997

The undersigned stockholder of NEVADA GOLD & CASINOS, INC., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Stockholders, and Proxy Statement, each dated February 24, 1997, and hereby appoints William
G. Jayroe, and David K. McCaleb, and each of them, proxies, and attorneys-in-fact, with full power to each of substitution, on behalf, and in the name, of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of NEVADA GOLD & CASINOS, INC., to be held on Monday, March 24, 1997, at 2:30 P.M., Local Time, at the J.W. Marriott Hotel, 5150 Westheimer, 77056, located across from the Galleria, and at any adjournment(s) thereof, and to vote all shares of Common Stock, which the undersigned would be entitled to vote if they were personally present, as follows: Management recommends that stockholders vote "FOR" each of the nominees listed below:

H. Thomas Winn  [ ]FOR   [ ]AGAINST       Paul J. Burkett    [ ]FOR   [ ]AGAINST
Hubert T. Wen   [ ]FOR   [ ]AGAINST       William G. Jayroe  [ ]FOR   [ ]AGAINST

--------------------------------------------------------------------------------
Management recommends that stockholders vote "FOR" the ratification of the selection of Arthur Andersen LLP, as auditors-of-record for the 1996 fiscal year ending March 31, 1997. as auditors-of-record for the

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER.

Either of such attorneys or substitutes, shall have, and may exercise, all of the powers of said attorneys-in-fact hereunder.

Date                                   Date

Signature                              Signature

Print Name                             Print Name

(This Proxy should be read, signed by the stockholder(s), exactly as his or her name appears, hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)